      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 1999
                                                      REGISTRATION NO. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                              FLOWSERVE CORPORATION
             (Exact name of Registrant as specified in its charter)


           NEW YORK                                    31-0267900
  (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

--------------------------------------------------------------------------------
                      222 LAS COLINAS BOULEVARD, SUITE 1500
                               IRVING, TEXAS 75039
                    (Address of Principal Executive Offices)

--------------------------------------------------------------------------------

                  FLOWSERVE CORPORATION RETIREMENT SAVINGS PLAN
                              (Full title of Plan)
--------------------------------------------------------------------------------
                              RONALD F. SHUFF, ESQ.
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                              FLOWSERVE CORPORATION
                      222 LAS COLINAS BOULEVARD, SUITE 1500
                               IRVING, TEXAS 75039
                                 (972) 443-6500
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                                    PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF                 AMOUNT TO        PROPOSED MAXIMUM       AGGREGATE          AMOUNT OF
      SECURITIES TO BE REGISTERED (1)          BE REGISTERED       OFFERING PRICE    OFFERING PRICE(2)  REGISTRATION FEE
                                                   (1)              PER SHARE
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.25 per share (3)   2,000,000 shares       $18.6875          $37,375,000       $10,390.25
==============================================================================================================================

(1) This registration statement serves to register additional shares of Flowserve Corporation Common Stock to be offered or sold under the Flowserve Corporation Retirement Savings Plan (formerly named the Flowserve Corporation Savings and Thrift Plan). In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Securities relating to such plan were previously registered with the Commission under Registration No. 33-72372.

(2) Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act, the proposed maximum aggregate offering price of the Registrant's Common Stock was calculated in accordance with Rule 457 under the Securities Act as the average of the high and low prices per share of the Registrant's Common Stock on June 30, 1999 as reported on the New York Stock Exchange, multiplied by 2,000,000, the number of shares of the Registrant's Common Stock to be offered or sold pursuant to the employee benefit plan described herein.

(3) This Registration Statement also covers the associated preferred stock purchase rights (the "Rights") issued pursuant to a Rights Agreement dated as of August 1, 1986, and amended as of August 1, 1996 and as of June 1, 1998, between the Registrant and National City Bank, as Rights Agent. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Registrant's Common Stock.


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


PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

         Flowserve Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement on Form S-8 (the "Registration Statement") the following documents previously filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

         (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A/A, as amended, filed with the SEC on July 18, 1997, pursuant to Section 12 of the Exchange Act.

         (d) The description of the Registrant's Series A Junior Participating Preferred Stock contained in the Registration Statement on Form 8-A/A, as amended, filed with the SEC on June 1, 1998, pursuant to
              Section 12 of the Exchange Act.

         (e) The Annual Report on Form 11-K of the Flowserve Corporation Savings and Thrift Plan for the year ended December 31, 1998.

         All documents subsequently filed by the Registrant or by the Flowserve Corporation Retirement Savings Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

                  None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Business Corporation Law of the State of New York ("BCL") provides that if a derivative action is brought against a director or officer, the Registrant may indemnify him or her against amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in connection with the defense or settlement of such action, if such director or officer acted on good faith for a purpose which he or she reasonably believed to be in the best interests of the Registrant, except that no indemnification shall be made without court approval in respect of a threatened action, or a pending action settled or otherwise disposed of, or in respect of any matter as to which such director or officer has been found liable to the Registrant. In a nonderivative action or threatened action, the BCL provides that the Registrant may indemnify a director or officer against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by him or her in defending such action if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the Registrant.

         Under the BCL, a director or officer who is successful, either in a derivative or nonderivative action, is entitled to indemnification as outlined above. Under any other circumstances, such director or officer may be indemnified only if certain conditions specified in the BCL are met. The indemnification provisions of the BCL are not exclusive of any other rights to which a director or officer seeking indemnification may be entitled pursuant to the provisions of the certificate of incorporation or the by-laws of a corporation or, when authorized by such certificate of incorporation or by-laws, pursuant to a shareholders' resolution, a directors' resolution or an agreement providing for such indemnification.

         The above is a general summary of certain indemnity provisions of the BCL and is subject, in all cases, to the specific and detailed provisions of Sections 721-725 of the BCL.

         Article IX, Section 1 of the Registrant's By-laws provides that the Registrant shall indemnify any present or future director or officer from and against any and all liabilities and expenses to the maximum extent permitted by the BCL as the same presently exists or to the greater extent permitted by any amendment hereafter adopted. Article IX, Section 2 of the Registrant's By-laws authorizes the Registrant to enter into indemnification agreements with directors and officers. The Registrant has entered into indemnification agreements with all persons currently serving as directors and officers.

         Section 726 of the BCL also contains provisions authorizing the Registrant to obtain insurance on behalf of any such director and officer against liabilities, whether or not the Registrant would have the power to indemnify against such liabilities. As permitted by law, the Registrant maintains and pays premiums for directors' and officers' liability insurance policies.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

ITEM 8. EXHIBITS

         See Exhibit Index at page 7. The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (IRS) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan. The Plan has received a determination letter from the IRS, dated December 26, 1995, stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code.

ITEM 9. UNDERTAKINGS

         (a) Rule 415 offering. The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Subsequent Exchange Act Documents. That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Indemnification. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 30th day of June 1999.

                                   Flowserve Corporation
                                   (Registrant)


                                   By:  /s/ Ronald F. Shuff
                                      -----------------------------------------
                                      Ronald F. Shuff
                                      Vice President, Secretary and
                                      General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


/s/ BERNARD G. RETHORE
----------------------------------------      Chairman of the Board, President and Chief
         Bernard G. Rethore                   Executive Officer                                 June 30, 1999
                                              (Principal Executive Officer)

/s/ RENEE J. HORNBAKER
----------------------------------------      Vice President and Chief Financial Officer
         Renee J. Hornbaker                   (Principal Financial Officer)                     June 30, 1999

/s/ RICK L. JOHNSON
----------------------------------------      Vice President Business
         Rick L. Johnson                      Development and Contoller                         June 30, 1999
                                              (Principal Accounting Officer)

/s/ WILLIAM C. RUSNACK*
----------------------------------------      Director, Chairman of
         William C. Rusnack                   Audit/Finance Committee                           June 30, 1999

/s/ DIANE C. HARRIS*
----------------------------------------      Director, Member of Audit/Finance
         Diane C. Harris                      Committee                                         June 30, 1999

/s/ CHARLES M. RAMPACEK*
----------------------------------------      Director, Member of Audit/Finance
         Charles M. Rampacek                  Committee                                         June 30, 1999

/s/ JAMES O. ROLLANS*
----------------------------------------      Director, Member of Audit/Finance
         James O. Rollans                     Committee                                         June 30, 1999

* By: /s/ RONALD F. SHUFF
     -----------------------------------
       Ronald F. Shuff
       Attorney-in-fact

         Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf, by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 30th day of June, 1999.



                           THE PENSION AND INVESTMENT COMMITTEE
                           FLOWSERVE CORPORATION RETIREMENT SAVINGS PLAN


                           By:  /s/ Ronald F. Shuff
                              -------------------------------------
                              Committee Member

                                  EXHIBIT INDEX



EXHIBIT
 NUMBER                  DESCRIPTION
-------                  -----------
 4.1               Restated Certificate of Incorporation of the Registrant, as
                   amended (filed as Exhibit 3.1 to the Registration Statement on Form S-4 as filed on June 19, 1997 (the "Form S-4")).*

 4.2 By-Laws of the Registrant, as amended (filed as Exhibit 3.2 to the Form S-4).*

 4.3               Rights Agreement dated as of August 1, 1986 between the
                   Registrant and BankOne, N.A., as Rights Agent (filed as
                   Exhibit 1 to the Registrant's Form 8-A dated August 13,
                   1986).*

 4.4 Amendment dated as of August 1, 1996 to the Rights Agreement dated as of August 13, 1986 (filed as Exhibit 4.5 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996).*

 4.5               Amendment No. 2 dated as of June 1, 1998 to the Rights
                   Agreement dated as of August 13, 1986, and amended as of August 1, 1996 (filed as Exhibit 1 to the Registrant's Form
                   8-A/A dated June 11, 1998).*

 5.1               Opinion of Ronald F. Shuff.

23.1               Consent of Ronald F. Shuff (included in Exhibit 5.1).

23.2               Consent of Ernst & Young LLP

23.3               Consent of PricewaterhouseCoopers LLP

24.1               Powers of Attorney

----------------------
*   Incorporated by reference to a document previously filed with the SEC.



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